EXHIBIT 5.6

July 13, 2004

**VIA SEDAR**

British Columbia Securities Commission
Alberta Securities Commission
Saskatchewan Securities Commission
Manitoba Securities Commission
Ontario Securities Commission
Nova Scotia Securities Commission
Registrar of Securities, Prince Edward Island
Securities Division, Department of Justice, Newfoundland and Labrador

Dear Sirs and Mesdames:

Subject:	Biomira Inc. Final Short Form Base Shelf Prospectus dated July 13, 2004 (the “Prospectus”)

We hereby consent to the reference to our firm name under the heading “Legal Matters” in the Prospectus and the reference to our opinion and the use of our opinion under such heading.

We confirm that we have read the Prospectus and have no reason to believe that there are any misrepresentations in the information contained therein that is derived from our opinion referred to above or that is within the actual knowledge of the lawyers in our firm who devoted substantive attention to this matter and as a result of our participation in the preparation of the Prospectus.

This letter is provided solely for the purpose of assisting you in discharging your responsibilities and should not be relied on by any other person for any other purpose.

Yours truly,

/s/ Pepper Hamilton LLP

PEPPER HAMILTON LLP